SUB-ITEM 77Q1(A)

An Amendment, dated February 14, 2013, to the Amended and Restated Declaration of Trust of MFS Series Trust VIII, dated December 16, 2004, is contained in Post-Effective Amendment No. 37 to the Registration Statement of MFS Series Trust VIII (File Nos. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on February 27, 2013, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.